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                                                                     EXHIBIT 2.1


                           SECOND AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                            TAKE TO AUCTION.COM, INC.


                       (ORIGINAL ARTICLES OF INCORPORATION
                      FILED WITH THE SECRETARY OF STATE OF
                      THE STATE OF FLORIDA ON JUNE 2, 1999)

                  Pursuant to Sections 607.11045, 607.1006 and 607.1007 of the Florida Business Corporation Act (the "FBCA"), the Articles of Incorporation of the undersigned corporation are hereby amended and restated in their entirety as follows:

                                    ARTICLE 1

                                      NAME

                  The name of the corporation (the "Corporation") is: TAKE TO AUCTION.COM, INC.


                                    ARTICLE 2

                                     PURPOSE

                  The general purpose for which the corporation is organized is to transact any or all lawful business permitted under the FBCA and the laws of Florida and the United States of America.

                                    ARTICLE 3

                       PRINCIPAL OFFICE; REGISTERED OFFICE

                  The address of the principal office of the Corporation and the mailing address of the Corporation is 5555 Anglers Avenue, Suite 16, Fort Lauderdale, FL 33312. The address of the registered office is 5555 Anglers Avenue, Suite 16, Fort Lauderdale, FL 33312.

                                    ARTICLE 4

                                  CAPITAL STOCK

                  The total number of shares of stock the Corporation shall have authority to issue is (i) 50,000,000 shares of Common Stock, $.001 par value per share ("Common Stock"), and (ii) 10,000,0000 shares of Preferred Stock, $.001 par value per share ("Preferred Stock").

                  The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions in respect of each class of capital stock of the Corporation.


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A. COMMON STOCK

                 1. GENERAL. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

                 2. VOTING. The holders of Common Stock are entitled to one vote for each share held at all meetings of shareholders (and written actions in lieu of meetings). There shall be no cumulative voting.

                 3. DIVIDENDS. Dividends shall be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

                 4. LIQUIDATION. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, all of the assets of the Corporation available for distribution to its shareholders shall be distributed ratably among the holders of the Preferred Stock, if any, and Common Stock, subject to any preferential rights of any then outstanding Preferred Stock.

B. PREFERRED STOCK


                  Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed in this Section B of Article 4 and/or in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

                  Authority is hereby granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issuance of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences, powers and relative participating, optional or other special rights and qualifications, limitations, or restrictions thereof including, without limitation dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such votes, all to the full extent now or hereafter permitted by the FBCA. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as provided in this Article 4, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of Preferred Stock authorized by and complying with the conditions of the Articles of Incorporation, the right to enjoy such vote being expressly waived by all present and future holders of the capital stock of the Corporation. The resolutions providing for issuance of any series of Preferred Stock may provide that such resolutions may be amended by subsequent resolutions adopted in the same manner as the preceding resolutions. Such resolutions shall be effective upon adoption, without the necessity of any filing, with the Secretary of State of the State of Florida or otherwise.

                                    ARTICLE 5

                               BOARD OF DIRECTORS

          A. NUMBER AND TERM OF DIRECTORS. The Corporation's Board of Directors shall consist of not less than three nor more than twelve members, with the exact number to be fixed from time to time in the manner provided in the Corporation's bylaws. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. The Board of

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                  Directors shall be divided into three classes. The number of directors elected to each class shall be as nearly equal in number as possible. Each director in the first class shall be elected to an initial term expiring at the next ensuing annual meeting of shareholders, each director in the second class shall be elected to an initial term expiring at the annual meeting of shareholders held one year thereafter and each director in the third class shall be elected to an initial term expiring at the annual meeting of shareholders held one year thereafter, in each case until his or her successor is duly elected and qualified or until his or her earlier resignation, death, incapacity or removal from office. The Corporation will use its best efforts to have an uneven number of directors on the Corporation's Board after the third class of directors is elected. Upon the expiration of the successor directors of each class shall be elected for a full term of three years, to serve until their successors are duly elected and qualified or until their earlier resignation, death, incapacity or removal from office. The Board of Directors shall apportion any increase or decrease in the number of directors among the classes as nearly equal in number as possible.

          B. VACANCIES. Whenever any vacancy on the Board of Directors shall occur due to death, resignation, retirement, disqualification, removal, increase in the number of directors, or otherwise, a majority of the remaining directors in office, although less than a quorum of the Board of Directors, may fill the vacancy for the balance of the unexpired term of the vacant directorship, at which time a successor or successors shall be duly elected by provisions these articles and the Corporation's bylaws, only the remaining directors of the Corporation shall have the authority, in accordance with the procedure stated herein and in the Corporation's bylaws, to fill any vacancy that arises on the Board of Directors.

          C. REMOVAL. A director may be removed from office prior to the expiration of his or her term: (i) only for cause; and (ii) only upon the affirmative vote of at least two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote for the election of directors.

          D. AMENDMENTS. Notwithstanding anything contained in these Articles of Incorporation to the contrary, this Article 5 shall not be altered, amended or repealed except by an affirmative vote of at least two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote for the election of directors.

                                    ARTICLE 6

                        LIMITATION ON DIRECTOR LIABILITY

         A director shall not be personally liable to the Corporation or the holders of shares of capital stock for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the duty of loyalty of such director to the Corporation or such holders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 607.0831 of the FBCA, or (iv) for any transaction from which such director derives an improper personal benefit. If the FBCA is hereafter amended to authorize the further or broader elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the FBCA, as so amended. No repeal or modification of this Article 6 shall adversely affect any right of or protection afforded to a director of the Corporation existing immediately prior to such repeal or modification.

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                                    ARTICLE 7

                                 INDEMNIFICATION

         The Corporation shall indemnify and advance expenses to, and may purchase and maintain insurance on behalf of, its officers and directors to the fullest extent permitted by law as now or hereafter in effect. Without limiting the generality of the foregoing, the By-laws may provide for indemnification and advancement of expenses to officers, directors, employees and agents on such terms and conditions as the Board of Directors may from time to time deem appropriate or advisable.

                                    ARTICLE 8

                                     BY-LAWS

         Only an affirmative vote of the holders of a majority of the issued and outstanding shares of the Corporation's capital stock entitled to vote shall have the power to adopt, amend or repeal the By-laws of the Corporation or any part thereof.

                                    ARTICLE 9

                                    AMENDMENT

                  These Amended and Restated Articles of Incorporation may be altered, amended or repealed by the shareholders of the Corporation in accordance with the applicable provisions of Florida law; provided, further, that Article 5 hereof may only be altered, amended or replaced in accordance with Article 5D hereof.

                                   ARTICLE 10

                                  SHAREHOLDERS

         A. NO PREEMPTIVE RIGHTS. Unless otherwise provided by resolution of the Board of Directors of Directors of the Corporation, no shareholder shall have preemptive rights to acquire securities of the Corporation.

         B. QUORUM; VOTE REQUIRED. The presence, in person or by proxy, of the holders of one-third (1/3) of the shares entitled to vote shall constitute a quorum. The approval of the holders of a majority of the issued and outstanding shares entitled to vote shall be required for any action by or of the shareholders.

                                   ARTICLE 11

                   VOTE OF STOCKHOLDERS OF NIMBUS GROUP, INC.
                           TO APPROVE CERTAIN ACTIONS

         Any act or transaction by or involving the Corporation other than the election or removal of directors of the Corporation that requires for its adoption under the Florida Business Corporations Act or these Articles of Incorporation the approval of the Corporation's shareholders shall require, in addition, the approval of the shareholders of Nimbus Group, Inc. (or any successor by merger), by the same vote as is required by the Florida Business Corporations Act and/or by these Articles of Incorporation.

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         IN WITNESS WHEREOF, the undersigned has executed these Amended and
Restated Article of Incorporation on September 26, 2001.

                                                 TAKE TO AUCTION.COM, INC.


                                                 By: /s/ Albert Friedman
                                                     ---------------------------
                                                     Albert Friedman, President

ACKNOWLEDGMENT:

Having been named to accept service of process for the above-stated corporation, at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent.

Dated this  26th day of September, 2001


                                                    /s/ Albert Friedman
                                                    ----------------------------
                                                    Albert Friedman


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                                   CERTIFICATE
                                       RE
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                            TAKE TO AUCTION.COM, INC.

         TAKE TO AUCTION.COM, INC., a Florida corporation (the "Corporation"), hereby certifies, pursuant to and in accordance with Sections 607.1007 and
607.11045 of the Florida Business Corporation Act (the "Act") for the purpose of filing its Amended and Restated Articles of Incorporation with the Department of State of the State of Florida, that:

         1.       The name of the Corporation is TAKE TO AUCTION.COM, INC.

         2. The Corporation's Second Amended and Restated Articles of Incorporation attached hereto (the "Second Restated Articles") contain certain amendments to the Corporation's Articles of Incorporation, including (i) a provision requiring the approval of the shareholders of Nimbus Group, Inc., in those cases where approval of the Corporation's shareholders is required by the Florida Business Corporations Act and/or by these Second Restated Articles; (ii) a change of address for the Corporation; and (iii) a change of Registered Agent for the Corporation.

         3. The Restated Articles do not contain amendments to the Corporation's Articles of Incorporation that require shareholder approval. The Restated Articles were unanimously adopted and approved by the unanimous written consent of the Board of Directors of the Corporation dated September 26, 2001, the number of votes cast being sufficient for approval.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate as of September 26, 2001.

                                                 TAKE TO AUCTION.COM, INC.

                                                 By: /s/ Albert Friedman
                                                     ---------------------------
                                                     Name:  Albert Friedman
                                                     Title:  President